SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 21, 2001

AMB PROPERTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip Code)

415-394-9000

(Registrants’ telephone number, including area code)

n/a

(former name or former address, if changed since last report)

ITEM 5 OTHER EVENTS.
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
Exhibit 3.1
Exhibit 4.1
Exhibit 10.1

ITEM 5 OTHER EVENTS.

     On September 21, 2001, AMB Property, L.P., in which we are the sole general partner, issued and sold 800,000 7.95% Series J cumulative redeemable preferred limited partnership units at a price of $50.00 per unit in a private placement. AMB Property, L.P. intends to use the gross proceeds of $40,000,000 to pay transaction expenses, including a placement fee, for general corporate purposes, which may include the partial repayment of indebtedness and the acquisition or development of additional properties.

Series J Preferred Units

     General. Each Series J preferred unit will be entitled to receive cumulative preferential distributions payable on or before the 15th day of January, April, July and October of each year, commencing October 15, 2001, at a rate of 7.95% per annum in preference to any payment made on any other class or series of partnership interest in AMB Property, L.P., other than any class or series of partnership interest expressly designated as ranking on parity with or senior to the Series J preferred units.

     Ranking. The Series J preferred units rank, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding-up or dissolution, senior to AMB Property, L.P.’s common partnership units and to all of its partnership units the terms of which provide that they shall rank junior to the Series J preferred units, on a parity with AMB Property, L.P.’s Series A preferred units, Series B preferred units and all other classes or series of preferred partnership units expressly designated as ranking on a parity with the Series J preferred units, and junior to all partnership units which rank senior to the Series J preferred units.

     Limited Voting Rights. For so long as any Series J preferred units remain outstanding, AMB Property, L.P. shall not, without the affirmative vote of the holders of at least two-thirds of such series of preferred units outstanding at the time:

•	authorize, create or increase the authorized or issued amount of any class or series of partnership interests ranking prior to the Series J preferred units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any of AMB Property, L.P.’s partnership interests into any such partnership interest, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such partnership interests,

•	authorize or create, or increase the authorized or issued amount of any preferred units ranking on a parity with the Series J preferred units or reclassify any of AMB Property, L.P.’s partnership interest into any such partnership interest or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such partnership interests but only to the extent such parity preferred units are issued to an affiliate of AMB Property, L.P., other than us, to the extent the issuance of such interests was to allow us to issue corresponding preferred stock to persons who are not affiliates of AMB Property, L.P., or

•	either (1) consolidate, merge into or with, or convey, transfer or lease AMB Property, L.P.’s assets substantially as an entirety to, any corporation or other entity or (2) amend, alter or repeal the provisions of AMB Property, L.P.’s partnership agreement, whether by merger, consolidation or otherwise, in each case in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series J preferred units or the holders of the Series J preferred units.

     With respect to the occurrence of any of the events set forth in the third bullet point above, so long as AMB Property, L.P. is either the surviving entity and Series J preferred units remain outstanding with the terms unchanged or the resulting, surviving or transferee entity (1) is a partnership, limited liability company or other pass-through entity organized under the laws of any state, (2) is not taxable as a corporation for U.S. federal income tax purposes and (3) substitutes for the Series J preferred units other interests having substantially the same terms and rights as the Series J preferred units, the occurrence of any such event will not be considered to materially and adversely affect the rights, preferences, privileges or voting powers of holders of the Series J preferred units. Any increase in the amount of partnership interests or the creation or issuance of any other class or series of partnership interests ranking on a parity with or junior to the Series J preferred units, not issued to one of AMB Property, L.P.’s affiliates, other than to us, to the extent issuance of such interests was not to allow us to issue corresponding preferred stock to persons who are not affiliates of AMB Property, L.P., will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

     Redemption and Exchange. Beginning September 21, 2006, AMB Property, L.P. may redeem the Series J preferred units out of proceeds from issuances of our capital stock, which we will contribute to AMB Property, L.P. as an additional capital contribution, at a redemption price equal to the capital account balance of the holder; provided, however, that no redemption will be permitted if the redemption price does not equal or exceed the original capital contribution of the holder plus the cumulative Series J priority return to the redemption date to the extent not previously distributed. Beginning September 21, 2011, the Series J preferred units may be exchanged, in whole but not in part, into shares of our 7.95% Series J cumulative redeemable preferred stock at the option of the holders of 51% of the outstanding Series J preferred units. In addition, the Series J preferred units may be exchanged, in whole but not in part, into shares of Series J preferred stock at any time at the option of the holders of 51% of the outstanding Series J preferred units if:

•	distributions on the Series J preferred units have not been made for six prior quarterly distribution periods, whether or not consecutive, or

•	such holders conclude that AMB Property, L.P., if it was otherwise taxable as a real estate investment trust, either will not or likely will not satisfy the income tests of Section 856 of the Internal Revenue Code for the year in which the determination is made or will not or likely will not satisfy the asset tests of Section 856 of the Internal Revenue Code as of the end of the calendar quarter in which the determination is made, which failure will not or is unlikely to be (or subsequently is not ) cured as permitted under Section 856 of the Internal Revenue Code, and such holders obtain an opinion of independent counsel to the effect of the foregoing conclusion, and AMB Property, L.P.’s failure would create a meaningful risk that a holder of the Series J preferred units would fail to maintain its qualification as a real estate investment trust, and we agree with such holders’ conclusion and the conclusion of the independent counsel, such agreement not to be unreasonably withheld.

     In addition, the Series J preferred units may generally be exchanged, in whole but not in part, at the option of the holders of 51% of the outstanding Series J preferred units if such holders conclude that there is an imminent and substantial risk that such holders’ interest in AMB Property, L.P. represents or will represent more than 19.5% of the total profits or capital interests in AMB Property, L.P. for the taxable year, and such holders obtain an opinion of independent counsel to the effect there is a substantial risk that their interest in AMB Property, L.P. does not or will not satisfy such 19.5% limit, and we agree with such holders’ conclusion and the conclusion of the independent counsel, such agreement not to be unreasonably withheld.

     We may, in lieu of exchanging the Series J preferred units for shares of Series J preferred stock, elect to redeem all or a portion of the preferred units of such series for cash in an amount equal to $50.00 per unit plus accrued and unpaid distributions. The right of the holders of Series J preferred units to exchange the preferred units for shares of our Series J preferred stock are subject to the ownership limitations set forth in our charter in order for us to maintain our qualification as a real estate investment trust for federal income tax purposes. Any Series J preferred units not exchanged because of such ownership limitations will be redeemed by AMB Property, L.P. for cash in an amount equal to $50.00 per unit plus any accrued and unpaid distributions.

Series J Preferred Stock

     General. Each share of Series J preferred stock into which the Series J preferred units may be exchanged will be entitled to receive cumulative preferential cash dividends from the date of issue (including any accrued but unpaid distributions in respect of the Series J preferred units at the time that the units are exchanged for shares of Series J preferred stock) payable on or before the 15th of January, April, July and October of each year, in cash, at the rate of 7.95% of the $50.00 liquidation preference per annum for the Series J preferred stock in preference to any payment made on any of our other classes or series of capital stock or our other equity securities, other than any class or series of our equity securities expressly designated as ranking on a parity with or senior to the Series J preferred stock.

     Ranking. The Series J preferred stock will rank, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up,

•	senior to all of our classes or series common stock and to all of our equity securities the terms of which provide that such equity securities shall rank junior to the Series J preferred stock,

•	on parity with our 8.50% Series A cumulative redeemable preferred stock, 8.65% Series B cumulative redeemable preferred stock, 8.75% Series C cumulative redeemable preferred stock, 7.75% Series D cumulative redeemable preferred stock, 7.75% Series E cumulative redeemable preferred stock, 7.95% Series F cumulative redeemable preferred stock, 7.95% Series G cumulative redeemable preferred stock, 8.125% Series H cumulative redeemable preferred stock and 8.00% Series I cumulative redeemable preferred stock, if and when issued, and all other equity securities issued by us other than those referred to in the bullet point above and the bullet point below, and

•	junior to all equity securities issued by us which rank senior to the Series J preferred stock.

     Redemption. The Series J preferred stock may be redeemed, at our option, on and after September 21, 2006, in whole or in part from time to time, at a redemption price payable in cash equal to $50.00 per share, plus any accrued but unpaid dividends to the date of redemption. We may redeem the Series J preferred stock prior to September 21, 2006 to the extent necessary to maintain our qualification as a real estate investment trust. The redemption price of the Series J preferred stock (other than the portion of the redemption price consisting of accumulated but unpaid dividends) will be payable solely out of proceeds from issuances of our capital stock.

     Limited Voting Rights. If dividends on any of the shares of Series J preferred stock remain unpaid for six or more quarterly periods (whether or not consecutive), the holders of such shares of such series of preferred stock (voting as a single class with all other shares of preferred stock ranking on a parity with such series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors of us who will be elected by a plurality of the votes cast in such election for a one-year term and until their successors are duly elected and shall qualify (or until such director’s right to hold such office terminates, whichever occurs earlier, subject to such director’s earlier death, disqualification, resignation or removal), at a special meeting called by the holders of at least

20% of the outstanding shares of Series J preferred stock or the holders of shares of any other class or series of preferred stock ranking on a parity with the Series J preferred stock with respect to which dividends are also accrued and unpaid (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or, if the request for a special meeting is received by us less than 90 days before the date fixed for the next annual or special meeting of stockholders, at the next annual or special meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on the shares of such series of preferred stock for all past dividend periods and the dividend for the then current dividend period have been fully paid or declared and a sum sufficient for the payment of such dividends irrevocably set aside in trust for payment in full. Upon the payment in full of all such dividends, the holders of such series of preferred stock will be divested of their voting rights and the term of any member of the board of directors elected by the holders of such series of preferred stock and holders of any other shares of preferred stock ranking on a parity with such series of preferred stock will terminate.

     In addition, for so long as any shares of Series J preferred stock are outstanding, without the consent of two-thirds of the holders of the Series J preferred stock then outstanding, we shall not:

•	authorize or create, or increase the authorized or issued amount of, any shares ranking senior to such series of preferred stock or reclassify any of our authorized shares into any such shares,

•	designate or create, or increase the authorized or issued amount of, or reclassify any of our authorized shares into any preferred stock ranking on a parity with such series of preferred stock, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, but only to the extent such preferred stock ranking on a parity with such series of preferred stock is issued to one of our affiliates, or

•	either (1) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation or other entity or (2) amend, alter or repeal the provisions of our Articles of Incorporation, whether by merger, consolidation or otherwise, in each case that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of such series of preferred stock or the holders of the Series J preferred stock.

     The Series J preferred stock has no voting rights other than as discussed above and as otherwise provided by applicable law.

     With respect to the occurrence of any of the events set forth in the third bullet point above, so long as we are either the surviving entity and shares of such series of preferred stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation, business trust or like entity organized under the laws of any state and substitutes for the shares of such series of preferred stock other preferred stock or preferred shares having substantially the same terms and rights as such series of preferred stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of the Series J preferred stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the Series J preferred stock, will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

     Liquidation Preference. Each share of Series J preferred stock is entitled to a liquidation preference of $50.00 per share, plus any accrued but unpaid dividends, in preference to holders of our common stock or any other of our equity securities, other than any class or series of our equity securities that rank junior to this Series J preferred stock as to liquidation rights.

Forward Looking Statements

     Some of the information included in this report contains forward-looking statements, such as statements pertaining to the use of proceeds from the sale of the Series J preferred units. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

Exhibit
Number	Description

3.1	Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series J Cumulative Redeemable Preferred Stock.

4.1	Registration Rights Agreement among AMB Property Corporation, AMB Property, L.P. and the unit holders signatory thereto dated September 21, 2001.

10.1	Fifth Amended and Restated Agreement of Limited Partnership of AMB Property, L.P., dated September 21, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)

Date: October 3, 2001	By:	/s/ Tamra Browne

Tamra Browne Vice President and General Counsel

EXHIBIT INDEX

Exhibit
No.	Description

3.1	Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series J Cumulative Redeemable Preferred Stock.

4.1	Registration Rights Agreement among AMB Property Corporation, AMB Property, L.P. and the unit holders signatory thereto dated September 21, 2001.

10.1	Fifth Amended and Restated Agreement of Limited Partnership of AMB Property, L.P., dated September 21, 2001.